                                 AMENDMENT NO. 3
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

      The Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Counselor Series Trust, a Delaware business trust, is hereby amended as follows:

      WHEREAS, the parties desire to amend the Agreement to add a new portfolio, AIM Floating Rate Fund;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                                 FEE SCHEDULE TO
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                           AIM COUNSELOR SERIES TRUST

PORTFOLIOS                                EFFECTIVE DATE OF AGREEMENT
----------                                ---------------------------
AIM Advantage Health Sciences Fund               July 1, 2004

AIM Multi-Sector Fund                            July 1, 2004

AIM Floating Rate Fund                           April ____, 2006

      The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*                         Net Assets
-----                     ------------------
0.023%                    First $1.5 billion
0.013%                    Next $1.5 billion
0.003%                    Over $3 billion

*Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  April __________, 2006

                                              A I M ADVISORS, INC.

Attest: ______________________________        By: ______________________________
          Assistant Secretary                        Mark H. Williamson
                                                     President

(SEAL)

                                              AIM COUNSELOR SERIES TRUST

Attest: ______________________________        By: ______________________________
          Assistant Secretary                        Robert H. Graham
                                                     President

(SEAL)